EMPLOYEE STOCK OPTION AGREEMENT


     THIS AGREEMENT made the 24th day of March, 1999,

BETWEEN:

         GLOBALNETCARE, INC., of Suite 950 - 2000 McGill College,
         Montreal, Quebec  H3A 3H3

         (hereinafter called the "Company")

                                                            OF THE FIRST PART

AND:

         DR. WILLIAM GERSTEIN, of 504 Lansdowne Avenue,
         Westmount, Quebec  H3Y 2V2

         (hereinafter called the "Purchaser")

                                                           OF THE SECOND PART

WHEREAS:

A.    The Purchaser is an Employee, as defined herein; and

B. The Company wishes the Purchaser to continue as an Employee and to continue to receive the benefit of his/her services.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the sum of One ($1.00) Dollar now paid by the Purchaser to the Company (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1. In this Agreement, the following terms shall have the following meanings:

       (a) "Employee" means an employee of the Company, or a subsidiary thereof, or an employee of a company under contract to provide management services to the Company;

       (b)    "Expiry Date" means March 24, 2004;

       (c) "Notice of Exercise" means a notice in writing addressed to the Company at its address first recited, which notice shall specify therein the number of Optioned Shares in respect of which the Option is being exercised;

       (d) "Option" means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Purchaser by the Company pursuant to paragraph 2 hereof;

       (e) "Optioned Shares" means the common shares of the Company, issuable on exercise of the Option; and

       (f) "Shares" means the common shares in the capital stock of the Company.

2. The Company hereby grants to the Purchaser as an incentive and in consideration of his/her services and not in lieu of salary or any other compensation, subject to the terms and conditions hereinafter set forth, the Option to purchase a total of TEN THOUSAND (10,000) Optioned Shares at the price of US$2.00 per Optioned Share, to be granted, and eligible for exercise on the dates listed below (the "Vesting Dates");

       (a)    2,000 Optioned Shares immediately;
       (b)    2,000 Optioned Shares on March 24, 2000;
       (c)    2,000 Optioned Shares on March 24, 2001;
       (d)    2,000 Optioned Shares on March 24, 2002; and
       (e)    2,000 Optioned Shares on March 24, 2003.

3. The Option shall, at 5:00 p.m., Montreal time, on the Expiry Date, forthwith expire and terminate and be of no further force or effect whatsoever.

4. No Optioned Shares may be exercised by the Purchaser unless and until a majority of the shareholders of the Company have approved of the grant and exercise of the Optioned Shares. The Company agrees to use reasonable efforts to obtain such approval at the next annual general meeting of the Company.

5. The grant of the Option is conditional upon the receipt by the Company of an order of the Quebec Securities Commission permitting the grant of the Options and the resale by the Purchaser of the Optioned Shares.

6. In the event of the death of the Purchaser on or prior to the Expiry Date, the Option, or such part thereof as remains unexercised, may be exercised by the personal representative of the Purchaser at any time prior to 5:00 p.m., Montreal time, on the first anniversary of the date of death of the Purchaser or prior to 5:00 p.m., Montreal time, on the Expiry Date, whichever is the earlier.

7. The Company warrants that the Purchaser is a bona fide Employee of the Company (full-time or part-time), or a subsidiary thereof or an employee of a management company providing services to the Company.

8. The Purchaser represents that he is an Employee. In the event the Purchaser ceases to be an Employee prior to the Expiry Date, the Option shall, at 5:00 o'clock p.m., Montreal time, on the thirtieth (30) day after the date upon which the Purchaser ceases to be an Employee, terminate and be of no further force or effect.

9. In the event that the Purchaser ceases to be an Employee prior to any Vesting Date, the Purchaser shall on the date on which he ceases to be an Employee, be granted that number of Optioned Shares as is equal to the number of Optioned Shares to which the Purchaser would have been entitled to on the next Vesting Schedule, multiplied by the number of months following the last Vesting Date that the Purchaser was an Employee, divided by twelve (12).

10. Subject to the provisions hereof, the Option shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Purchaser or his/her personal representative giving a Notice of Exercise together with payment (by cash or by certified cheque, made payable to the Company) in full of the purchase price for the number of Optioned Shares specified in the Notice of Exercise.

11. Upon the exercise of all or any part of the Option, the Company shall forthwith cause the registrar and transfer agent of the Company to deliver to the Purchaser or his/her personal representative within ten (10) days following receipt by the Company of the Notice of Exercise a certificate in the name of the Purchaser or his/her personal representative representing, in aggregate, the number of Optioned Shares specified in the Notice of Exercise and in respect of which the Company has received payment.

12. The Purchaser acknowledges that the Company's shares trade in the United States on the OTC Bulletin Board only. The shares acquired on exercise of the Options may not be traded except in compliance with U.S. securities laws. The shares acquired on exercise may be legended as required by applicable securities laws. Specifically, the Purchaser acknowledges that the Optioned Shares may not be sold for a period one year from their issuance, unless registered with the United States Securities and Exchange Commission.

13. Nothing herein contained shall obligate the Purchaser to purchase any Optioned Shares except those Optioned Shares in respect of which the Purchaser shall have exercised his/her Option in the manner hereinbefore provided.

14. In the event of any subdivision, redivision or change of the Shares of the Company at any time prior to the Expiry Date into a greater number of Shares, the Company shall deliver at the time of any exercise thereafter of the option such additional number of Shares as would have resulted from such subdivision, redivision or change if such exercise of the Option had been made prior to the date of such subdivision, redivision or change.

15. In the event of any consolidation or change of the Shares of the Company at any time prior to the Expiry Date into a lesser number of Shares, the number of Shares deliverable by the Company on any exercise thereafter of the Option shall be reduced to such number of Shares as would have resulted from such consolidation or change if such exercise of the Option had been made prior to the date of such consolidation or change.

16. The Purchaser shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) except in respect of which the Option has been properly exercised in accordance with paragraph 10 hereof.

17.    Time  shall  be  of  the  essence  of  this  Agreement.

18. This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Purchaser and his/her personal representative to the extent provided in paragraph 6 hereof.

19. Subject to paragraph 6, this Agreement shall not be transferable or assignable by the Purchaser or his/her personal representative and the Option may be exercised only by the Purchaser or his/her personal representative.

20. If at any time during the continuance of this Agreement, the parties hereto shall deem it necessary or expedient to make any alteration or addition to this Agreement, they may do so by means of a written agreement between them which shall be supplemental hereto and form part hereof.

21. Wherever the plural or masculine are used throughout this Agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic or corporate where the context of the parties thereto require.

22. This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF the Company have executed this agreement as of the day and year first above written.


GLOBALNETCARE, INC.

Per:
/S/ Dr. Chris Kokkalis
-------------------------
Authorized Signatory


SIGNED, SEALED AND DELIVERED by      )
DR. WILLIAM GERSTEIN in              )
the presence of:                     )
                                     )
/S/ Harvey Lalach                    )
-----------------------------------  )
Name                                 )
265 Alice Carriere                   )          /S/ William Gerstein
-----------------------------------  )          --------------------------
Address                              )           DR. WILLIAM GERSTEIN
Beaconsfield, Quebec  H9W 6E6        )
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Businessman                          )
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Occupation                           )